                                                                    EXHIBIT 99.1

DRAFT #4




For more information contact:                                   January 17, 2002
Lisa Free (334) 240-5105
Flake Oakley (334) 240-5061



                          COLONIAL BANCGROUP ANNOUNCES
                                 RECORD EARNINGS




         MONTGOMERY, AL --- The Colonial BancGroup, Inc. Chairman and CEO, Robert E. Lowder announced today record results for the fourth quarter and year ended December 31, 2001. Record quarterly operating earnings were $34.5 million or $.30 per share and record quarterly net income was $31.9 million or $.28 per share. In addition, Colonial reported record operating income for the year of $125.7 million and record net income for the year of $122.1 million.

         Quarterly operating earnings of $0.30 per share represent a 15.4% increase over the $0.26 previously reported for the fourth quarter of 2000. Return on assets was

1.05% and return on equity was 15.84% for the quarter. Cash basis operating return on assets was 1.08% and return on tangible equity was 18.41%.

         For the year, record operating earnings per share were $1.11, prior to restatement of the first three quarters of 2001 for the pooling of interests merger with Manufacturers Bancshares, Inc. Net income, which includes certain acquisition related expenses, was $0.28 for the quarter and $1.08 for the year prior to restatement for the Manufacturers transaction.

         Asset quality remains very good with nonperforming assets totaling $66.7 million or 0.64% of loans and other real estate. This compares favorably with $72.4 million or 0.72% of loans and other real estate at September 30, 2001, particularly considering the current weak economic environment. Annualized net charge-offs were 0.34% of average loans for the quarter and 0.28% for the year. We believe these asset quality statistics will again be among the best for banks with over $10 billion in assets.

         In response to the continued economic softness and the estimated impact on Colonial's loan portfolio, Colonial increased its loan loss reserves to 1.18% of total loans from 1.16% at September 30, 2001 and 1.14% at December 31, 2000. Accordingly, loan loss provision expense for the quarter was $14.7 million including a $1 million provision to align the reserves of an acquisition with Colonial's standards. This compares to provision expense of $7.9 million in both the third quarter of 2001 and the fourth quarter of 2000. The impact of the increased loan loss provision expense on earnings was offset by gains on sales of securities undertaken in a realignment of the Company's mix of earning-assets.

         "2001 was a remarkable year in every respect. September 11 and its aftermath will be with us forever. At Colonial, we are pleased and proud of this year's record earnings in the face of real economic adversity. This record is a testament to the strength and competence of our people and to our philosophy of concentrating on the quality of the assets we put on our books above all other factors," said Mr. Lowder.

     "Our attention to creating personal relationships with quality borrowers and maintaining sound underwriting standards is the backbone of our company and has allowed us to effectively manage credit issues related to the current recession. We are focused on our strengths from a lending perspective and thus are not faced with the need for massive write-offs in syndicated loans, auto-leasing, indirect lending or subprime lending that many other institutions are incurring," said Mr. Lowder.

     Colonial's increased emphasis on retail banking and noninterest income sources has also been a significant factor in earnings performance and the ability to increase earnings in this difficult economic environment. Core (non-time) deposits increased $213 million or 23.2%, annualized, in the fourth quarter of 2001 compared to the third quarter and $502 million or 14.9%, annualized compared to the fourth quarter of 2000. Noninterest income from mortgage origination, wealth management, electronic banking and cash management services increased from $5,196,000 in the fourth quarter of 2000 to $7,851,000 in the same period of 2001, a 51% increase. In order to strengthen and broaden our suite of products, Colonial introduced its Premier Account, a combined brokerage, money market and checking account in October 2001. After only two months of unadvertised introduction, Colonial had $38 million in money market balances in this product. These efforts support Colonial's emphasis on enhancing the value provided to our customers while diversifying the income stream to the Company. Our emphasis has been to build these relationships internally rather than to acquire them except in case of select and strategic acquisitions.

         For the quarter ended December 31, 2001, loan balances, excluding loans purchased in acquisitions, increased $331 million, or 13.2%, annualized. This growth was comprised of an increase of $440 million in mortgage warehouse loans, partially offset by a decrease of $100 million in mortgage loans. The increase in mortgage warehouse loans has been the result of lower interest rates and as intended has served as a natural hedge against softening loan demand in times of economic weakness.

     Colonial BancGroup currently operates 261 offices with $13.2 billion in assets in Alabama, Florida, Georgia, Nevada, Tennessee and Texas and is traded on the New York Stock Exchange under the symbol CNB. In most newspapers the stock is listed as ColBgp.

         More detailed information on Colonial BancGroup's quarterly earnings is available on the company's website at www.colonialbank.com or in the Current
                                      --------------------
Report on Form 8-K filed today with the Securities and Exchange Commission. Copies of the Form 8-K are also available from the contact persons listed above.

         This release and the above referenced Current Report on Form 8-K of which this release forms a part contain "forward-looking statements" within the meaning of the federal securities laws. The forward-looking statements in this release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities; (i) an inability of the company to realize elements of its strategic plans for 2002 and beyond; (ii) increases in competitive pressure in the banking industry; (iii) general economic conditions, either nationally or regionally, that are less favorable than expected; (iv)and changes which may occur in the regulatory environment. When used in this Report, the words "believes," "estimates,", "plans," "expects," "should," "may," "might," "outlook," and "anticipates," and similar expressions as they relate to BancGroup (including its subsidiaries) or its management are intended to identify forward-looking statements.

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS (Unaudited)

Unless otherwise noted, all amounts have been restated for the October 2001 merger with Manufacturers Bank accounted for as a pooling of interest.

----------------------------------------------------------------------------------------------------
                                                                                         % Change
Statement of Condition Summary                                     Dec 31,     Dec 31,    Dec 31
     (Dollars in millions, except per share amounts)                2001        2000    '00 to '01
----------------------------------------------------------------------------------------------------
     Total Assets                                                  $13,185     $12,000       10%
     Loans                                                          10,368       9,643        8%
     Total earnings assets                                          12,301      11,194       10%
     Deposits                                                        8,323       8,356        0%
     Shareholders' equity                                              865         775       12%
     Book value per share                                          $  7.50     $  6.78       11%
-----------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                       Year ended       % Change         Quarter ended     % Change
Earnings Summary                                                      December 31,       Dec 31           December 31,      Dec 31
     (Dollars in thousands, except per share amounts)               2001        2000   '00 to '01      2001         2000  '00 to '01
------------------------------------------------------------------------------------------------------------------------------------
OPERATING EARNINGS :
     Net interest income (taxable equivalent)                     $424,678    $403,053       5%       $110,039    $100,409     10%
     Provision for loan losses                                      38,573      29,775      30%         13,730       7,857     75%
     Noninterest income                                             93,706      77,885      20%         29,909      19,209     56%
     Noninterest expense                                           280,457     258,691       8%         71,534      64,881     10%
Operating earnings (net of income taxes)                          $125,728    $120,185       5%       $ 34,549    $ 29,277     18%

Net Income:
     Net interest income (taxable equivalent)                     $424,678    $403,053       5%       $110,039    $100,409     10%
     Provision for loan losses                                      39,573      29,775      33%         14,730       7,857     87%
     Noninterest income                                             93,707      77,885      20%         29,909      19,209     56%
     Noninterest expense                                           284,165     258,691      10%         74,645      64,881     15%
Income from continuing operations (net of income taxes)            122,716     120,185       2%         31,919      29,277      9%
     Loss from discontinued operations (net of income taxes)          (613)     (5,065)                      0        (366)
Net income                                                        $122,103    $115,120                $ 31,919    $ 28,911

EARNINGS PER SHARE:
OPERATING EARNINGS (net of income taxes)
     Basic                                                        $   1.10    $   1.05       5%       $   0.30    $   0.26     15%
     Diluted                                                      $   1.09    $   1.04       5%       $   0.30    $   0.26     15%
     Diluted - prior to restatement for pooling                   $   1.11    $   1.06       5%       $   0.30    $   0.26     15%
Net Income
     Basic                                                        $   1.06    $   1.00       6%       $   0.28    $   0.25     12%
     Diluted                                                      $   1.06    $   1.00       6%       $   0.28    $   0.25     12%
     Diluted - prior to restatement for pooling                   $   1.07    $   1.01       6%       $   0.28    $   0.25     12%
Average shares outstanding                                         114,811     114,760                 115,173     114,297
Average diluted shares outstanding                                 115,881     115,653                 116,235     115,122
------------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                                            Dec 31,     Dec 31,
Nonperforming Assets                                         2001        2000
-------------------------------------------------------------------------------

     Total non-perfoming assets ratio                        0.64%       0.53%
     Allowance as a pecent of nonperforming loans             239%        258%
     Net charge-offs ratio (annualized):
           Quarter to date                                   0.34%       0.20%
           Year to date                                      0.28%       0.21%
-------------------------------------------------------------------------------

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES
CONDENSED STATEMENT OF INCOME (unaudited)

------------------------------------------------------------------------------------------------------------------------------
Earnings Summary                                                4th Qtr.     3rd Qtr.      2nd Qtr.     1st Qtr.     4th Qtr.
(Dollars in thousands, except per share amounts)                  2001         2001          2001         2001         2000
------------------------------------------------------------------------------------------------------------------------------
Net Interest Income                                             $109,340     $105,069      $104,917     $102,603     $ 99,752
Provision for Loan Loss                                           14,730        7,901         7,478        9,464        7,857

Noninterest Income:
  Service charges on deposit accounts                             11,142       10,706        10,687        9,497        9,606
  Wealth Management                                                2,171        1,975         2,282        2,242        1,689
  Electronic Banking                                               2,057        1,661         1,645        1,555        1,487
  Mortgage Origination                                             2,873        1,896         2,062        1,456        1,376
  Securities gains(losses), net                                    6,756           --           756        1,189          578
  Other income                                                     4,910        4,517         4,772        4,902        4,473
                                                                --------------------------------------------------------------
     Total noninterest income                                     29,909       20,755        22,204       20,841       19,209

Noninterest Expense:
  Salaries and employee benefits                                  39,084       37,326        38,563       36,454       34,256
  Occupancy and equipment expenses                                16,832       16,106        16,146       15,623       15,967
  Amortization of intangibles                                        861        2,102         1,648        1,640        1,307
  Merger related expenses                                          2,710          335             4           --           --
  Other expense                                                   15,158       13,463        15,468       14,645       13,352
                                                                --------------------------------------------------------------
     Total noninterest expense                                    74,645       69,332        71,829       68,362       64,882

Income from continuing operations before tax                      49,874       48,591        47,814       45,618       46,222
Income tax                                                        17,955       17,524        17,280       16,422       16,945
                                                                --------------------------------------------------------------
Income from continuing operations                                 31,919       31,067        30,534       29,196       29,277
Discontinued operations, net of tax                                   --         (613)           --           --         (366)
 Net Income                                                     $ 31,919     $ 30,454      $ 30,534     $ 29,196     $ 28,911
                                                                --------------------------------------------------------------
 Exclude discontinued operations, net of tax                          --          613            --           --          366
 Merger related costs (net of tax):
  Loan loss provisions                                               640
  Personnel costs                                                    257          164
  Other                                                            1,733          215             3
                                                                --------------------------------------------------------------
     Total                                                         2,630          379             3           --           --
                                                                --------------------------------------------------------------
OPERATING EARNINGS                                              $ 34,549     $ 31,446      $ 30,537     $ 29,196     $ 29,277
                                                                --------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------
Earnings per share - Diluted
  Operating earnings - restated                                 $   0.30     $   0.27      $   0.27     $   0.25     $   0.26
  Operating earnings - as originally reported                   $   0.30     $   0.28      $   0.27     $   0.26     $   0.26
  Cash basis operating earnings - restated                      $   0.30     $   0.29      $   0.28     $   0.27     $   0.27
  Cash basis operating earnings - as originally reported        $   0.30     $   0.29      $   0.28     $   0.27     $   0.27
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
Selected ratios from operating earnings
  Return on average assets                                          1.05%        1.00%         0.97%        0.97%        0.99%
  Return on average equity                                         15.84%       14.87%        15.11%       15.02%       15.39%
  Efficiency ratio                                                 53.71%       54.31%        56.53%       55.64%       54.50%
  Noninterest income*(excl security gains) to average assets        0.71%        0.66%         0.68%        0.64%        0.63%
  Noninterest expense* to average assets                            2.20%        2.19%         2.28%        2.24%        2.20%

  Net interest margin                                               3.57%        3.56%         3.56%        3.62%        3.63%
  Equity to assets                                                  6.56%        6.72%         6.57%        6.50%        6.46%
  Tier one leverage                                                 6.27%        6.57%         6.40%        6.43%        6.66%
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
Selected ratios from cash basis operating earnings
  Return on average assets                                          1.08%        1.07%         1.03%        1.03%        1.04%
  Return on average equity                                         16.20%       15.83%        15.85%       15.79%       16.11%
  Return on tangible equity                                        18.41%       17.75%        17.90%       17.85%       17.90%
-------------------------------------------------------------------------------------------------------------------------------
  *Annualized

-------------------------------------------------------------------------------------------------------
Earnings Summary                                                                    Year ended
(Dollars in thousands, except per share amounts)                            Dec-01              Dec-00
-------------------------------------------------------------------------------------------------------
Net Interest Income                                                        $421,929            $400,322
Provision for Loan Loss                                                      39,573              29,775

Noninterest Income:
  Service charges on deposit accounts                                        42,032              38,596
  Wealth Management                                                           8,670               8,530
  Electronic Banking                                                          6,918               5,639
  Mortgage Origination                                                        8,287               5,892
  Securities gains(losses), net                                               8,701                 538
  Other income                                                               19,101              18,690
                                                                           -----------------------------
     Total noninterest income                                                93,709              77,885

Noninterest Expense:
  Salaries and employee benefits                                            151,427             129,254
  Occupancy and equipment expenses                                           64,707              61,065
  Amortization of intangibles                                                 6,251               5,226
  Merger related expenses                                                     3,049                   0
  Other expense                                                              58,734              63,146
                                                                           ----------------------------
     Total noninterest expense                                              284,168             258,691

Income from continuing operations before tax                                191,897             189,741
Income tax                                                                   69,181              69,556
                                                                           -----------------------------
Income from continuing operations                                           122,716             120,185
Discontinued operations, net of tax                                            (613)             (5,065)
                                                                           -----------------------------
 Net Income                                                                $122,103            $115,120

 Exclude discontinued operations, net of tax                                    613               5,065
 Merger related costs (net of tax):
  Loan loss provisions                                                          640
  Personnel costs                                                               421
  Other                                                                       1,951
                                                                           -----------------------------
     Total                                                                    3,012                  --
                                                                           -----------------------------
OPERATING EARNINGS                                                         $125,728            $120,185
                                                                           -----------------------------


--------------------------------------------------------------------------------------------------------
Earnings per share - Diluted
  Operating earnings - restated                                            $   1.09            $   1.04
  Operating earnings - as originally reported                              $   1.11            $   1.06
  Cash basis operating earnings - restated                                 $   1.14            $   1.09
  Cash basis operating earnings - as originally reported                   $   1.15            $   1.09
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
Selected ratios from operating earnings
  Return on average assets                                                     1.00%               1.04%
  Return on average equity                                                    15.22%              16.52%
  Efficiency ratio                                                            55.03%              53.85%
  Noninterest income*(excl security gains) to average assets                   0.68%               0.67%
  Noninterest expense* to average assets                                       2.23%               2.23%

  Net interest margin                                                          3.57%               3.76%
  Equity to assets
  Tier one leverage
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
Selected ratios from cash basis operating earnings
  Return on average assets                                                     1.05%               1.09%
  Return on average equity                                                    15.92%              17.23%
  Return on tangible equity                                                   17.98%              19.27%
--------------------------------------------------------------------------------------------------------
  *Annualized


     Note: All periods have been restated for the merger of Manufacturers Bancshares unless otherwise noted as originally reported. Net income includes pretax costs associated with mergers and acquisitions totaling $4,110,000 in the quarter and $4,707,000 year to date. For the quarter these costs are composed of a $1 million additional loan provision to align Manufacturer's loan provisions with Colonial standards, $658,000 in personnel costs to complete the mergers and $2,710,000 in other merger related expenses, consisting of severance pay, contract buyouts, brokerage commissions, legal, accounting, equipment write offs and other similar costs.

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CONDITION (Unaudited)

Unless otherwise noted, all amounts have been restated for the October 2001 merger with Manufacturers Bancshares accounted for as a pooling of interest.

--------------------------------------------------------------------------------------------------------------------------------
STATEMENTS OF CONDITION                                                           December 31,      September 30,      June 30,
(Dollars in thousands, except per share amounts)                                     2001               2001             2001
--------------------------------------------------------------------------------------------------------------------------------
Assets:

Cash and due from banks...................................................       $   373,024        $   306,603      $   320,091
Interest-bearing deposits in banks and federal funds sold.................            15,084             72,497          103,475
Securities available for sale.............................................         1,852,439          1,905,705        1,621,917
Investment securities.....................................................            30,055             32,675           38,062
Mortgage loans held for sale..............................................            35,453             24,668           29,273
Loans.....................................................................        10,367,665          9,979,118       10,003,391
Less:
  Allowance for loan losses...............................................          (122,200)          (115,344)        (116,642)

--------------------------------------------------------------------------------------------------------------------------------
Loans, net................................................................        10,245,465          9,863,774        9,886,749
Premises and equipment, net...............................................           198,983            190,444          190,359
Excess of cost over tangible and identified intangible
  assets acquired, net....................................................           113,898             89,778           91,881
Other real estate owned...................................................            15,553             12,805           10,823
Accrued interest and other assets.........................................           305,149            287,456          277,639

--------------------------------------------------------------------------------------------------------------------------------
Total.....................................................................       $13,185,103        $12,786,405      $12,570,269

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
Liabilities and Shareholders' Equity:

Deposits..................................................................       $ 8,322,979        $ 8,261,121      $ 8,539,571
FHLB short-term borrowings................................................            50,000             50,000          100,000
Other short-term borrowings...............................................         2,078,133          1,837,072        1,424,737
Subordinated debt.........................................................           265,550            274,047          260,058
Trust preferred securities................................................            70,000             73,000           73,000
FHLB long-term debt.......................................................         1,361,938          1,241,053        1,162,168
Other long-term debt......................................................            88,652             89,059           89,064
Other liabilities.........................................................            83,077            101,438           95,480

--------------------------------------------------------------------------------------------------------------------------------
Total liabilities.........................................................        12,320,329         11,926,790       11,744,078

--------------------------------------------------------------------------------------------------------------------------------
Total shareholders' equity................................................           864,774            859,615          826,191

Total.....................................................................       $13,185,103        $12,786,405      $12,570,269
--------------------------------------------------------------------------------------------------------------------------------




























-------------------------------------------------------------------------------------------------------------------------
STATEMENTS OF CONDITION                                                              March 31,               December 31,
(Dollars in thousands, except per share amounts)                                       2001                      2000
-------------------------------------------------------------------------------------------------------------------------
Assets:

Cash and due from banks...................................................         $   297,308                $   353,217
Interest-bearing deposits in banks and federal funds sold.................              25,497                     24,339
Securities available for sale.............................................           1,479,945                  1,469,684
Investment securities.....................................................              43,937                     47,048
Mortgage loans held for sale..............................................              20,811                      9,866
Loans.....................................................................          10,114,964                  9,642,954
Less:
  Allowance for loan losses...............................................            (116,532)                  (110,055)

-------------------------------------------------------------------------------------------------------------------------
Loans, net................................................................           9,998,432                  9,532,899
Premises and equipment, net...............................................             191,901                    192,344
Excess of cost over tangible and identified intangible
  assets acquired, net....................................................              93,529                     74,708
Other real estate owned...................................................               9,768                      8,978
Accrued interest and other assets.........................................             278,605                    286,538

-------------------------------------------------------------------------------------------------------------------------
Total.....................................................................         $12,439,733                $11,999,621

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
Liabilities and Shareholders' Equity:

Deposits..................................................................         $ 8,486,991                $ 8,355,849
FHLB short-term borrowings................................................             425,000                    425,000
Other short-term borrowings...............................................           1,488,653                  1,472,558
Subordinated debt.........................................................             111,865                    111,900
Trust preferred securities................................................              73,000                     73,000
FHLB long-term debt.......................................................             833,782                    574,022
Other long-term debt......................................................             103,368                    103,325
Other liabilities.........................................................             108,862                    108,867

-------------------------------------------------------------------------------------------------------------------------
Total liabilities.........................................................          11,631,521                 11,224,521

Total shareholders' equity................................................             808,212                    775,100

-------------------------------------------------------------------------------------------------------------------------
Total.....................................................................         $12,439,733                $11,999,621
-------------------------------------------------------------------------------------------------------------------------

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES
AVERAGE VOLUME AND RATES (unaudited)
(Dollars in thousands)

------------------------------------------------------------------------------------------------------------------------------------

                                                                                            Three Months Ended

------------------------------------------------------------------------------------------------------------------------------------

                                                                               December 31,                       September 30,
                                                                                  2001                                2001

------------------------------------------------------------------------------------------------------------------------------------
                                                                    Average                          Average
                                                                    Volume     Interest     Rate      Volume      Interest    Rate

------------------------------------------------------------------------------------------------------------------------------------
Assets
  Loans, net...................................................  $ 9,203,012    $165,708   7.15%   $ 9,197,396    $181,210    7.83%
  Mortgage warehouse lending...................................    1,008,271      12,726   5.01%       815,866      11,854    5.76%
  Mortgage loans held for sale.................................       34,016         506   5.95%        22,733         357    6.28%
  Investment securities and securities available for sale
   and other interest-earning assets...........................    2,033,762      29,757   5.85%     1,810,740      28,461    6.29%

----------------------------------------------------------------------------------------           -----------------------
  Total interest-earning assets(1).............................   12,279,061    $208,697   6.76%    11,846,735    $221,882    7.44%

----------------------------------------------------------------------------------------           -----------------------
  Nonearning assets............................................      742,806                           683,969

----------------------------------------------------------------------------                       -----------
    Total assets...............................................   13,021,867                       $12,530,704

------------------------------------------------------------------------------------------------------------------------------------

Liabilities and Shareholders' Equity:
  Interest-bearing non-time deposits...........................  $ 2,585,940      $9,561   1.47%   $ 2,464,768     $13,253    2.13%
  Time deposits................................................    4,454,799      53,762   4.79%     4,667,992      64,234    5.46%
  Short-term borrowings........................................    1,927,815      10,543   2.17%     1,496,364      13,104    3.47%
  Long-term debt...............................................    1,740,740      24,792   5.65%     1,708,905      25,478    5.91%

----------------------------------------------------------------------------------------           -----------------------
  Total interest-bearing liabilities...........................   10,709,294    $ 98,658   3.66%    10,338,029    $116,069    4.45%

----------------------------------------------------------------------------------------           -----------------------
  Noninterest-bearing demand deposits..........................    1,353,198                         1,257,231
  Other liabilities............................................       94,300                            96,308

                                                                 -----------                       -----------
  Total liabilities............................................   12,156,792                        11,691,568
  Shareholders' equity.........................................      865,075                           839,136

----------------------------------------------------------------------------                       -----------
Total liabilities and shareholders' equity.....................   13,021,867                       $12,530,704

------------------------------------------------------------------------------------------------------------------------------------
Rate differential..............................................                            3.10%                              2.99%

Net yield on interest-earning assets...........................                 $110,039   3.57%                  $105,813    3.56%

------------------------------------------------------------------------------------------------------------------------------------











--------------------------------------------------------------------------------------------------------------------

                                                                                        Three Months Ended

--------------------------------------------------------------------------------------------------------------------

                                                                                            December 31,
                                                                                               2000

--------------------------------------------------------------------------------------------------------------------
                                                                                Average
                                                                                Volume          Interest      Rate

--------------------------------------------------------------------------------------------------------------------

Assets
  Loans, net............................................................      $ 9,136,983      $208,441        9.08%
  Mortgage warehouse lending............................................          311,795         7,019        8.93%
  Mortgage loans held for sale..........................................            8,631           162        7.51%
  Investment securities and securities available for sale
   and other interest-earning assets....................................        1,575,963        26,056        6.61%
                                                                              -------------------------
  Total interest-earning assets(1)......................................       11,033,372      $241,678        8.72%

                                                                              -------------------------
  Nonearning assets.....................................................          738,006

                                                                              -----------
    Total assets........................................................      $11,771,378

--------------------------------------------------------------------------------------------------------------------

Liabilities and Shareholders' Equity:
  Interest-bearing non-time deposits....................................      $ 2,329,281      $ 21,732        3.71%
  Time deposits.........................................................        4,735,745        75,660        6.36%
  Short-term borrowings.................................................        1,697,505        28,095        6.58%
  Long-term debt........................................................          976,046        15,782        6.43%

                                                                              -------------------------
  Total interest-bearing liabilities....................................        9,738,577      $141,269        5.77%

                                                                              -------------------------
  Noninterest-bearing demand deposits...................................        1,177,747
  Other liabilities.....................................................          100,392

                                                                              -----------
  Total liabilities.....................................................       11,016,716
  Shareholders' equity..................................................          754,662

                                                                              -----------
Total liabilities and shareholders' equity..............................      $11,771,378

--------------------------------------------------------------------------------------------------------------------
Rate differential.......................................................                                       2.95%

Net yield on interest-earning assets....................................                       $100,409        3.63%

--------------------------------------------------------------------------------------------------------------------


(1) Interest earned and average rates on obligations of states and political subdivisions are reflected on a tax equivalent basis. Tax equivalent interest earned is : actual interest earned times 145%. The taxable equivalent adjustment has given effect to the disallowance of interest expense deductions, for federal income tax purposes, related to certain tax-free assets.

Note: Above table of average volume and rates is reflected on Colonial BancGroup, Inc. consolidated basis and has been restated to reflect the October 2001 merger with Manufacturers Bank accounted for as a pooling of interest.

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES
AVERAGE VOLUME AND RATES (unaudited)
(Dollars in thousands)

--------------------------------------------------------------------------------------------------------------------------------
                                                                                  Twelve Months Ended December 31,
--------------------------------------------------------------------------------------------------------------------------------
                                                                               2001                             2000
--------------------------------------------------------------------------------------------------------------------------------
                                                                  Average                           Average
                                                                   Volume      Interest   Rate      Volume      Interest   Rate
--------------------------------------------------------------------------------------------------------------------------------
Assets
  Loans, net of unearned income .............................   $ 9,308,798    $746,272   8.02%   $ 8,779,877   $786,675   8.96%
  Mortgage warehouse lending ................................       815,387      46,858   5.75%       250,652     20,866   8.32%
  Mortgage loans held for sale ..............................        22,941       1,439   6.27%        14,711      1,168   7.94%
  Investment securities and securities available for sale
   and other interest-earning assets ........................     1,739,058     110,808   6.37%     1,678,563    113,065   6.74%
---------------------------------------------------------------------------------------           ----------------------
  Total interest-earning assets(1) ..........................    11,881,184    $905,377   7.62%    10,723,803   $921,774   8.60%
---------------------------------------------------------------------------------------           ----------------------
  Nonearning assets .........................................       711,116                           867,365
---------------------------------------------------------------------------                       -----------

   Total assets .............................................   $12,592,300                       $11,591,168
--------------------------------------------------------------------------------------------------------------------------------

Liabilities and Shareholders' Equity:
  Interest bearing non-time deposits ........................   $ 2,494,509    $ 58,474   2.34%   $ 2,252,857   $ 77,114   3.42%
  Time deposits .............................................     4,700,236     265,025   5.64%     4,705,950    282,346   6.00%
  Short-term borrowings .....................................     1,695,628      66,471   3.92%     1,534,283     97,002   6.32%
  Long-term debt ............................................     1,538,027      90,729   5.90%       972,426     62,259   6.40%
---------------------------------------------------------------------------------------           ----------------------
  Total interest-bearing liabilities ........................    10,428,400     480,699   4.61%     9,465,516   $518,721   5.48%
---------------------------------------------------------------------------------------           ----------------------
  Noninterest-bearing demand deposits .......................     1,238,235                         1,293,545
  Other liabilities .........................................        99,584                           104,612
                                                                -----------                       -----------
  Total liabilities .........................................    11,766,219                        10,863,673
  Shareholders' equity ......................................       826,081                           727,495
---------------------------------------------------------------------------                       -----------
Total liabilities and shareholders' equity ..................   $12,592,300                       $11,591,168
--------------------------------------------------------------------------------------------------------------------------------
Rate differential ...........................................                             3.01%                            3.12%

Net yield on interest-earning assets ........................                  $424,678   3.57%                 $403,053   3.76%
--------------------------------------------------------------------------------------------------------------------------------

(1) Interest earned and average rates on obligations of states and political subdivisions are reflected on a tax equivalent basis. Tax equivalent interest earned is: actual interest earned times 145%. The taxable equivalent adjustment has given effect to the disallowance of interest expense deductions, for federal income tax purposes, related to certain tax-free assets.

Note: Above table of average volume and rates is reflected on Colonial BancGroup, Inc. consolidated basis and has been restated to reflect the October 2001 merger with Manufacturers Bancshares accounted for as a pooling of interest.

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES
NONPERFORMING ASSETS AND LOAN LOSS RESERVE ANALYSIS (unaudited)
(Dollars in thousands)

Unless otherwise noted, all amounts have been restated for the October 2001 merger with Manufacturers Bank accounted for as a pooling of interest.

-----------------------------------------------------------------------------------------------------------------------------------
NONPERFORMING ASSETS                                               December 31,  September 30,  June 30,    March 31,  December 31,
                                                                       2001          2001         2001        2001        2001
-----------------------------------------------------------------------------------------------------------------------------------
Nonaccrual loans                                                      $49,675       $58,441     $59,019      $41,631      $41,418
Restructured loans                                                      1,507         1,125       1,137        1,147        1,161
                                                                    ---------------------------------------------------------------

  Total nonperforming loans                                            51,182        59,566      60,156       42,778       42,579

Other real estate owned and in substance foreclosures                  15,553        12,805      10,823        9,768        8,978
                                                                    ---------------------------------------------------------------
  Total nonperforming assets                                          $66,735       $72,371     $70,979      $52,546      $51,557


Aggregate loans contractually past due 90
  days for which interest is being accrued                            $28,249       $21,095     $20,080      $16,925      $ 9,842

Net charge-offs:
     Quarter to date                                                  $ 8,602       $ 9,200     $ 7,366      $ 3,556      $ 4,710
     Year to date                                                     $28,724       $20,122     $10,922      $ 3,556      $18,741

------------------------------------------------------
RATIOS
------------------------------------------------------

Period end:
  Total nonperforming assets as a percent of
    net loans and other real estate                                      0.64%         0.72%       0.71%        0.52%        0.53%
  Allowance as a percent of nonperforming assets                          183%          159%        164%         222%         213
  Allowance as a percent of nonperforming loans                           239%          194%        194%         272%         258
  Net charge-offs as a percent of average net loans (annualized):
           Quarter to date                                               0.34%         0.37%       0.28%        0.14%        0.20%
           Year to date                                                  0.28%         0.27%       0.22%        0.14%        0.21%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                      December 31, 2001      September 30, 2001    December 31, 2000
                                                                     ---------------------------------------------------------------
------------------------------------------------                                    Percent             Percent             Percent
ALLOWANCE FOR LOAN LOSSES PERCENT BY CATEGORY                              Loans    reserve    Loans    reserve    Loans    reserve
------------------------------------------------                     ------------------------------------------ --------------------
Single Family Real Estate:
Short Term lines of credit secured by real estate loans held for sale  $ 1,286,532   0.25%   $  847,448   0.25%  $  376,995   0.25%
1-4 Family real estate portfolio - held to maturity                      1,956,143   0.50%    2,065,662   0.50%   2,636,320   0.50%

Other                                                                    7,124,990   1.53%    7,066,008   1.46%   6,629,639   1.45%
                                                                      ------------           ----------          ----------
Total loans                                                            $10,367,665   1.18%   $9,979,118   1.16%  $9,642,954   1.14%
------------------------------------------------------------------------------------------------------------------------------------

                                8-K Supplemental

Net Interest Margins
--------------------

Net interest margins improved slightly to 3.57% for the fourth quarter compared to 3.56% for the third quarter of 2001. As reflected in the chart below, the Company is asset sensitive in the first month then liability sensitive through one year. Therefore, reductions in the Fed Funds rate, such as occurred throughout 2001, and associated short term rates have a negative impact initially with the benefits from rate reductions in later months as liabilities catch up and reprice to lower levels.

Schedule of rate sensitive assets and liabilities as of  December 31, 2001:

                                    1 month       2 months
                                    and less      to 1 year         1 year+
                                   ---------      ---------      ----------
($ in 000's):
Rate Sensitive Assets              $   6,079      $   1,763      $   4,396
Rate Sensitive Liabilities
      Estimated*                          35          1,277          1,363
      Contractual                      2,930          2,984          2,225
                                   ---------      ---------      ---------
      Total                        $   2,965      $   4,261      $   3,588

Current Rate/Yields %

Rate Sensitive Assets                   5.29%          7.42%          7.37%


Rate Sensitive Liabilities

      Estimated*                        2.50%          1.48%          1.04%
      Contractual                       2.59%          4.29%          5.23%
      Total                             2.59%          3.45%          3.64%


*Estimated liability cashflows are for the interest-bearing demand and savings deposits.
These deposits may not reprice in these time periods and may not reprice the full amount of any change in market rates.

Loan Growth
-----------

Loan growth for the 4/th/ quarter consisted of the following:

                               September 30,    Acquired  Net internal  December 31,
                               2001 restated    Loans     Growth          2001
                               -----------------------------------------------
(in millions)
Mortgage Warehouse loans           $   847          -    $   440     $ 1,287
Single-family real estate            2,083         11       (100)      1,994
Regional bank loans                  7,049         47         (9)      7,087
                                   -------    -------    -------     -------
         Total                     $ 9,979         58        331     $10,368


The September balances have been restated to include loans from the merger with Manufacturer's Bank accounted for as a pooling.

     Single-family real estate represents primarily adjustable rate loans held in the bank's portfolio. Demand for this type of loan has declined as more borrowers are looking for fixed rate loans, which the Company originates but sells in the secondary market. Mortgage warehouse lending consists of a self-contained lending unit that funds mortgage loans held for sale in the secondary market by various independent mortgage companies. The significant drop in mortgage rates between August and November 2001 resulted in large increases in funding of mortgage warehouse lines. Loan growth decreased slightly in the regional banks as most borrowers are conservatively reducing their demand for credit due to the slowing of the economy.

Acquisitions
------------

During the fourth quarter of 2001, Colonial completed its previously announced purchase of 13 branches in Florida and Alabama with $300 million in deposits (approximately $200 million of which is time deposits) from Union Planters Bank. In connection with this transaction, the Company recorded $4.1 million in core deposit intangibles which will be amortized on a straight line basis over an 8 year estimated life. The remaining purchase premium of $21 million has been recorded as goodwill.

The Company previously announced a definitive agreement to acquire Mercantile Bancorp in Dallas, Texas. This transaction consisting of approximately $380 million in assets, $313 million in deposits and $25 million in equity is expected to close in early 2/nd/ quarter and will be accounted for as a purchase. Cost savings from this transaction are expected to be between $1.5 and $2.5 million annually and be fully implemented in third quarter of 2002. The amount of the core deposit intangible to be recognized in the purchase has not been determined; however, the Company estimates it would not exceed 6% of non-time deposits and be amortized on a straight line basis over a period of approximately 8 years.

Future Earnings Outlook
-----------------------

Earnings for 2002 will continue to be affected by economic and market driven conditions as they affect the level of interest rates, the yield curve, and credit costs. Total loan balances have increased significantly over the course of the year with mortgage warehouse loans providing substantially all of the increase. Long-term interest rates declined over the course of the year and dipped significantly after September 11 only to rebound by year end. While these factors have increased mortgage warehouse loan balances, they have resulted in a decline in the mortgage loans held in the bank's own portfolio which consists mainly of adjustable rate loans. The economic softness has likewise reduced the Company's regional bank commercial loan growth to virtually zero when netted against loan pay-offs.

For the near term, these conditions are expected to continue and result in low single digit regional loan growth, a slowing of mortgage portfolio run-off and a possible decline in the mortgage warehouse as the bubble in volume created by the October drop in rates subsides. Assuming an economic recovery in the later half of 2002, the Company anticipates a rebound in regional loan growth which would more than offset the margin impact from declining mortgage warehouse balances due to the greater spread over cost of funds.

Reductions in the cost of time deposits should continue to provide earnings momentum. The 4/th/ quarter 2001 average cost of time deposits was 4.79% compared to the less than 3% rates currently offered on one year time deposits. The maturing of these deposits over their estimated 8 month remaining average life should reduce funding costs and be only partially offset by repricing loans.

We would expect the retail banking and noninterest income activities to again provide income growth, most likely in the 8% to 12% range depending on market conditions.

Operating expenses are expected to increase by from 5% to 8% representing several initiatives reflecting the Company's continued investment in enhancing its customer penetration. These investments include improved automation of branch delivery systems, enhanced internet banking and wire transfer systems, an image processing system and continued product refinements particularly the Premier account.

Analysts' current estimates for Colonial 2002 earnings per share range from $1.17 to $1.23. Based on the above factors the Company believes that range is reasonable. This range should also allow for any dilutive impact on 2002's earnings that may result from the previously announced acquisition of Mercantile Bancorp in Dallas.